Oversea-Chinese Banking Corporation Limited
65 Chulia Street OCBC Centre Singapore 049513
Co.Reg.No.: 193200032W

Our Ref.: BIZLEFSV1.73/20200098597/CP

Date 28 May 2020

PRIVATE & CONFIDENTIAL
FITNESS CHAMPS PTE LTD
86 CARDIFF GROVE
SINGAPORE 558952

Dear Sir/Madam

OCBC TEMPORARY BRIDGING LOAN

We refer to the Business Financing – Enterprise Financing Scheme Form ("Application Form") submitted to us in relation to your intended application for OCBC Temporary Bridging Loan (the "Loan").

We are pleased to notify you that the Loan, made available under the Enterprise Financing Scheme (EFS) supported by Enterprise Singapore, shall be extended to you in accordance with and subject to the Terms and Conditions below, the Terms and Conditions set out in the Application Form, the Bank's Standard Terms and Conditions Governing Banking Facilities and the Terms & Conditions Governing Business Loans.

(A) Temporary Bridging Loan

□ Loan Amount :	SGD 500,000.00
□ Tenor of Temporary Bridging Loan	60 Month(s)
□ Interest :	Interest shall be calculated at <2.5>% per annum ("the prevailing EFS lending rate") on a monthly rest on a 365 day year basis and shall commence to be payable from and including the date of first disbursement of the OCBC Temporary Bridging Loan, irrespective of whether the instalment repayments have commenced.
□ Facility Fee :	Facility fee for the Temporary Bridging Loan is waived.
□ Security/Support :	Deed of Guarantee and Indemnity for all monies from JOYCE LEE JUE HUI.

The aforesaid Loan Amount shall be disbursed into your account in accordance with the Terms and Conditions Governing Business Loans upon provision and/or completion of all documentation as the Bank may require at its absolute discretion.